Exhibit 99.1

Gevo Wins Patent Suit in Delaware Court

Butamax admits Gevo does not infringe and trial not needed

ENGLEWOOD, Colo. – March 21, 2013 – Gevo, Inc. (NASDAQ: GEVO), announced today that a judgment of non-infringement will be entered for Gevo following the acknowledgment by Butamax Advanced Biofuels LLC (Butamax) that Gevo does not infringe Butamax’s asserted patents under the Court’s construction of a key claim term in Butamax’s Patent Nos. 7,851,188 and 7,993,889. As a result of this victory, a judgment of non-infringement will be entered in Gevo’s favor and the trial scheduled for April 1st will no longer take place.

“This is an outstanding victory for Gevo,” noted Brett Lund, EVP and General Counsel for Gevo. “We have consistently maintained that we do not infringe any Butamax patents and Butamax’s concession resoundingly validates our position.”

The judgment of non-infringement comes on the heels of the Court’s important claim construction determination which held that Butamax’s Patent Nos. 7,851,188 and 7,993,889 require the use of an “NADPH-dependent” KARI. Butamax conceded that it could not establish that Gevo’s KARI is NADPH-dependent.

“Gevo continues to demonstrate that it does not infringe Butamax’s patents because Gevo created an NADH-dependent KARI enzyme that enables Gevo’s yeast strains to produce isobutanol at much greater efficiencies than strains using the NADPH-dependent enzymes claimed by Butamax,” said Lund. “We fully expect Butamax will appeal to the Federal Circuit, but we are confident in the merits of our case.”

In addition to granting a judgment of non-infringement, the Court invalidated Butamax’s patent claims for the deletion of PDC. PDC is the enzyme responsible for making ethanol and its deletion is required for the commercially viable production of isobutanol. Gevo’s patents covering the deletion of PDC and the use of AFT are set for trial in August of this year, where Gevo is suing Butamax for patent infringement.

Gevo will host a conference call on Thursday, Mar. 21, 2013 at 11:30 a.m. EDT (9:30 a.m. MDT) to discuss this significant win.

To participate in the conference call, please dial 1-866-825-1709 (inside the US) or 1- 617-213-8060 (outside the US) and reference the access code 89618382. The presentation will be available via a live webcast at:
http://www.media-server.com/m/acs/723cb19f3d372c5e51ec67f932ff9756

A replay of the call will be available two hours after the conference call ends on March 21, 2013 until Midnight EST on April 19, 2013. To access the replay, please dial 1-888-286-8010 (inside the US) or 1-617-801-6888 (outside the US) and reference the access code 81289891. The archived webcast will be available for 30 days in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is a leading renewable chemicals and next-generation biofuels company. Gevo’s patent-protected, capital-light business model converts existing ethanol plants into biorefineries to make isobutanol. This versatile chemical can be directly integrated into existing chemical and fuel products to deliver environmental and economic benefits. Gevo started up its first commercial isobutanol facility in Luverne, Minn., and has a marquee list of partners including Coca-Cola, Sasol, and LANXESS, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2011, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

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Media Contact:	Investor Contact:
Steve Halsey	Chelsea DeLong
Gibbs & Soell for Gevo	PR & Marketing Coordinator
T: (212) 697-2600	T: (303) 588-6306
shalsey@gibbs-soell.com	cdelong@gevo.com